UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 7, 2022

REPUBLIC BANCORP, INC.

(Exact name of registrant as specified in its charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

601 West Market Street, Louisville, Kentucky	40202
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (502) 584-3600

NOT APPLICABLE
(Former Name or former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common	RBCAA	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On May 13, 2021, Republic Bank & Trust Company’s (the “Bank”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Green Dot Corporation (“Green Dot”) related to the sale to Green Dot of substantially all of the assets and operations of the Bank’s Tax Refund Solutions business (the “Sale Transaction”).

On January 7, 2022, the Bank served Green Dot with formal notice of termination of the Purchase Agreement pursuant to Section 7.1(c) of the Purchase Agreement, and the Bank’s demand that Green Dot pay the Termination Fee of $5 million pursuant to Section 7.2(b) of the Purchase Agreement.

As provided by Section 7.2(a) of the Purchase Agreement, the Bank maintains that the Bank’s notice of termination of the Purchase Agreement and corresponding request for the Termination Fee does not release Green Dot from any liability, in addition to the Termination Fee, related to the Sale Transaction occurring before the Bank’s notice of termination. As a result, the Bank will continue to seek the additional monetary damages and equitable relief arising from Green Dot’s actions in the litigation before the Delaware Court of Chancery described below.

Background

On August 4, 2021, Republic Bancorp, Inc. (the “Company”) disclosed that Green Dot had delayed the closing of the Sale Transaction, following a request to Green Dot from its primary regulator for information relating to the Sale Transaction and Green Dot’s subsequent decision to seek from its primary regulator the approval of or non-objection to, as applicable, the Sale Transaction before its consummation.

On October 4, 2021, Green Dot announced that it had been unable to obtain the Federal Reserve’s approval of or non-objection to the Sale Transaction due to its undisclosed regulatory issues and that, as a result, Green Dot would not consummate the Sale Transaction. On October 5, 2021, the Bank filed a lawsuit against Green Dot in the Delaware Court of Chancery, C.A. No. 2021-0854-SG, alleging breach of contract. In so doing, the Bank sought, among other relief, specific performance to require that Green Dot proceed with the Sale Transaction.

On December 2, 2021, the Delaware Court of Chancery denied the Bank’s expedited motion for summary judgment seeking the remedy of specific performance from Green Dot of the Sale Transaction. As previously disclosed, as a result of this ruling, the Bank no longer expected the Sale Transaction to be consummated.

Due to the inherent uncertainties of legal proceedings, the Company cannot predict the outcome of these proceedings and their impact on the Company’s financial condition and results of operations.

Except as required by law, the Company does not assume any obligation to update any forward-looking statement herein to reflect events or circumstances that occur after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Bancorp, Inc.
(Registrant)

Date: January 10, 2022	By:	/s/ Kevin Sipes
Executive Vice President, Chief Financial Officer & Chief Accounting Officer

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